Exhibit 10.1

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (the “Agreement”) dated as of October 8, 2014, by and among Thinspace Technology, Inc., a Delaware corporation (the “Company”), and IBC Equity Holdings, Inc., a Delaware corporation (the “Purchaser”).

WHEREAS, the Purchaser desires to purchase from the Company, a secured promissory note in the principal amount of $300,000 in substantially the form attached hereto as Exhibit A (the “Note”), subject to the terms and conditions of this Agreement;

WHEREAS, the Company desires that the Purchaser purchase the Note;

NOW, THEREFORE, in consideration of the foregoing and on the basis of the respective representations, warranties, covenants, agreements, undertakings and obligations set forth herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

PURCHASE AND SALE OF THE NOTE

1. Purchase and Sale of Note. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company shall sell, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase and accept delivery from the Company, the Note in the principal amount of $300,000, free of all liens, pledges, mortgages, security interests, charges, restrictions, adverse claims or other encumbrances of any kind or nature whatsoever, for a purchase price of $300,000.

ARTICLE 2

CLOSING

2.1. Closing. As used herein the Closing Date shall mean the day when all conditions precedent to (i) the Purchaser’s obligations to purchase the Note and (ii) the Company’s obligations to issue the Note, have been satisfied or waived. The closing of the purchase and sale of the Note is referred to herein as the “Closing”.

The Closing Date shall occur on the date of this Agreement at the offices of Rosenthal, Monhait & Goddess, P.A., 919 North Market Street, Suite 1401, Wilmington, DE 19801, or at such other time and place as the parties may agree.

2.2. Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser:

(i) this Agreement duly executed by the Company;

(ii) the Note in the principal amount of $300,000; and

(iii) the security agreement, dated on or about the date hereof, between the Company and the Purchaser (the “Security Agreement”) duly executed by the Company;

(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company:

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(i) this Agreement duly executed by the Purchaser;

(ii) the purchase price amount of $300,000 by wire to the account specified in writing by the Company; and

(iii) the Security Agreement duly executed by the Purchaser.

2.3. Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained herein; and

(ii) the delivery by the Purchaser of the items set forth in Section 2.2 (b).

(b) The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall been performed; and

(iii) the delivery by the Company of the items set forth in Section 2.2 (a).

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3. Representations and Warranties of Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

(a) Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Authority. This Agreement has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

(c) Accredited Investor. Purchaser is an accredited investor as defined under Rule 501 under the Securities Act of 1933, as amended.

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(d) Receipt of Information. Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Note. Without limiting the generality of the foregoing, the Purchaser hereby acknowledges receipt and careful review of the Company’s reports and filings with the Securities and Exchange Commission (which reports and filings include “Risk Factors”), including all exhibits thereto. Purchaser further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company regarding the business, properties and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF COMPANY

4. Representations and Warranties of Company. The Company hereby represents and warrants to the Purchaser as follows:

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business.

(b) Authorization; Enforceability. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the (a) authorization execution, delivery and performance of this Agreement by the Company; and (b) authorization, sale, issuance and delivery of the Note contemplated hereby and the performance of the Company’s obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

(c) No Conflict; Governmental Consents. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any material law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or of any provision of the Certificate of Incorporation or Bylaws of the Company. No consent, approval, authorization or other order of any governmental authority is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Note, except such filings as may be required to be made with the Securities and Exchange Commission, and except as contemplated under the Security Agreement.

ARTICLE 5

REVENUE SHARING PAYMENTS; PURCHASE OPTION

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5.1 Revenue Sharing Payments. Commencing on the Closing Date, and continuing in perpetuity thereafter (or until the Purchaser exercises its Purchase Option under Section 5.2 hereunder), the Company shall pay to the Purchaser (“Revenue Sharing Payments”), (i) with respect to the first 600 Revenue Sharing Units (defined as individual hardware devices containing the Company’s Firmware, as defined in the Security Agreement, sold by the Company, “Revenue Sharing Units”) for each calendar month, $20 per unit for each unit of firmware sold by the Company, and (ii) with respect to Revenue Sharing Units sold by the Company in excess of 600 in any calendar month, $50 for each Revenue Sharing Unit sold by the Company in excess of 600 units of firmware in any calendar month. Revenue Sharing Payments will be due and payable on the 15th day (or, if such day is not a business day, the following business day) of the month following receipt of customer payment from the sale by the Company of the Revenue Sharing Unit(s) sold by the Company giving rise to the obligation to make such Revenue Sharing Payments.

If an Event of Default occurs and is continuing under the Note or the Security Agreement, the amount of Revenue Sharing Payments due hereunder will increase to (i) with respect to the first 600 Revenue Sharing Units sold by the Company for each calendar month, $30 per Revenue Sharing Unit sold by the Company, and (ii) with respect to Revenue Sharing Units sold by the Company in excess of 600 in any calendar month, $60 for each Revenue Sharing Unit sold by the Company in excess of 600 in any calendar month due and payable on the 15th day (or, if such day is not a business day, the following business day) of the month following receipt of customer payment from the sale by the Company of the Revenue Sharing Unit(s) sold by the Company giving rise to the obligation to make such Revenue Sharing Payments.

5.2 Option to Purchase Collateral. For a period commencing on the Closing Date, until the Note is no longer outstanding, the Purchaser may purchase the Collateral (as defined in the Security Agreement), for a purchase price of $1 (the “Purchase Option”), by providing written notice to the Company (the “Purchase Option Notice”). If Purchaser provides the Company with the Purchase Option Notice in accordance with this Section 5.2, Purchaser and Company shall take such actions and execute such documents as are necessary to effectuate the sale of the Collateral (free and clear of all liens) to the Seller, for a purchase price of $1. Effective upon the closing of the sale of the Collateral to Purchaser in accordance with this Section 5.2, all further obligations of the parties under Section 5.1 of this Agreement shall survive for a period of three (3) years from the closing of the sale and thereafter will terminate and be of no further force or effect along with the other provisions in this Note except for any unpaid payment obligations of the Purchaser which will remain enforceable under the rights outlined in the Note, Security Agreement, and Purchase Agreement

ARTICLE 6

MISCELLANEOUS

6.1. Further Assurances. By its signature hereto, each party consents and agrees to all of the transactions contemplated hereby. Each party hereto shall execute, deliver, file and record any and all instruments, certificates, agreements and other documents, and take any and all other actions, as reasonably requested by any other party hereto in order to consummate the transactions contemplated hereby.

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6.2. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made if (i) sent by registered or certified mail, return receipt requested, postage prepaid, (ii) hand delivered, (iii) sent by prepaid overnight carrier, with a record of receipt (iv) sent by facsimile (with confirmation of receipt), or (v) sent by e-mail, to the parties at the following address (or at such other addresses as shall be specified by the parties by like notice):

(i) To the Company:

Thinspace Technology, Inc.

5535 S. Williamson Blvd., Unit 751

Port Orange, FL 32128

Fax: 954-756-8043

E-mail: chris.bautista@thinspace.com

Attention: J. Christopher Bautista

With a copy to:

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York 10006

Fax: (212) 930-9725

E-mail: rfriedman@srff.com

Attention: Richard Friedman, Esq.

(ii) To the Purchaser:

IBC Equity Holdings, Inc.

12 Timber Creek Lake

Newark, DE 19711

Fax:

E-mail:

Attention:

Each notice or other communication shall be deemed to have been given on the date received.

6.3. Entire Agreement. This Agreement, the Note and the Security Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

6.4. Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

6.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

6.6. Governing Law and Jurisdiction. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of Delaware or in the federal courts located in Delaware. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts.

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6.7. Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

6.8. Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

6.9. Assignments. Neither party may assign its rights and obligations under this Agreement with the written consent of the other party.

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The parties hereto have executed this Agreement as of the date and year first above written.

THINSPACE TECHNOLOGY, INC.

By: /s/ J. Christopher Bautista

Name: J. Christopher Bautista

Title: Chief Executive Officer

IBC EQUITY HOLDINGS, INC.

By: /s/ Samuel Oshana

Name: Samuel Oshana

Title: IBC Equity Holdings, Inc.

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Exhibit A

Form of Note

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STATE OF DELAWARE :

: SS

COUNTY OF NEW CASTLE :

BE IT REMEMBERED that on this 8th day of October, 2014, personally came before me J. Christopher Bautista, the CEO of Thinspace Technology, Inc., party to this Document, personally known to me to be such, and duly acknowledged this Document to be the/her act and deed and duly authorized act and deed of Thinspace Technology, Inc.

GIVEN under my Hand and Seal of Office, this day and year aforesaid.

/s/ Edward B. Rosenthal
Notary Public

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STATE OF DELAWARE :

: SS

COUNTY OF NEW CASTLE :

BE IT REMEMBERED that on this 8th day of October, 2014, personally came before me Samuel Oshana, the Manager of IBC Equity Holdings, Inc., party to this Document, personally known to me to be such, and duly acknowledged this Document to be the/her act and deed and duly authorized act and deed of IBC Equity Holdings, Inc.

GIVEN under my Hand and Seal of Office, this day and year aforesaid.

/s/ Edward B. Rosenthal
Notary Public

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